EXHIBIT A
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D and Schedule 13G (including amendments thereto) with regard to the common stock of TLC Vision Corporation, a Canada corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of July 9th, 2007.

Highland Distressed Opportunities, Inc.

By:	/s/ James Dondero

	Name:	James Dondero
	Title:	President

Highland Capital Management, L.P.

By:	Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

		Name:	James Dondero
		Title:	President

Strand Advisors, Inc.

By:	/s/ James Dondero

	Name:	James Dondero
	Title:	President

James Dondero

/s/ James Dondero